UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (date of earliest event reported):  August 27, 2008  (August 12, 2008)

Rexahn Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50590	11-3516358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9620 Medical Center Drive
Rockville, Maryland  20850
(Address of principal executive offices) (Zip code)

(240) 268-5300
(Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

 Item 1.01.  Entry Into a Material Definitive Agreement.

On August 12, 2008, Rexahn Pharmaceuticals, Inc. and Y. Michele Kang entered into a Consulting Agreement.  The Consulting Agreement provides that Ms. Kang shall provide up to eight hours of consulting services to Rexahn each week for at least a one-year period.  Either party, however, may terminate the Consulting Agreement on 30 days’ notice to the other.  As consideration for her services to Rexahn under the Consulting Agreement on August 12, 2008, Rexahn issued to Ms. Kang an option to purchase 150,000 shares of its common stock at a price of $1.47 (which was the market value of such common stock as of the option grant date).  Such option vests as to 30% of the subject shares on the first anniversary of the grant date; as to an additional 30% of the subject shares on the second anniversary of the grant date; and as to the final 40% of the subject shares on the third anniversary of the grant date.  Such vesting will occur regardless of when the Consulting Agreement terminates.

The preceding summary of the terms of the Consulting Agreement is qualified by reference to the full text thereof, which is attached hereto as Exhibit 10.1 and hereby incorporated herein by reference.

 Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

10.1	Consulting Agreement, dated as of August 12, 2008, between Rexahn Pharmaceuticals, Inc. and Y. Michele Kang.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REXAHN PHARMACEUTICALS, INC.
(Registrant)

By	/s/ TAE HEUM JEONG
Tae Heum Jeong
Chief Financial Officer

Date:  August 27, 2008

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Consulting Agreement, dated as of August 12, 2008, between Rexahn Pharmaceuticals, Inc. and Y. Michele Kang.